CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 53 to Registration Statement No. 333-29511 on Form N-1A of our report dated December 18, 2015, relating to the financial statements and financial highlights of the Madison Funds for the periods indicated in the table below, appearing in the Annual Report on Form N-CSR of Madison Funds for the period ended October 31, 2015, and to the references to us under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

Series	Periods Covered
Madison Conservative Allocation Fund	All periods presented
Madison Moderate Allocation Fund	All periods presented
Madison Aggressive Allocation Fund	All periods presented
Madison Cash Reserves Fund (subsequently renamed Madison Government Money Market Fund)	All periods presented
Madison Core Bond Fund	All periods presented
Madison High Income Fund	All periods presented
Madison Diversified Income Fund	All periods presented
Madison International Stock Fund	All periods presented
Madison Covered Call & Equity Income Fund (formerly known as Madison Equity Income Fund)	All periods presented
Madison Large Cap Value Fund	All periods presented
Madison Large Cap Growth Fund (subsequently merged into the Madison Investors Fund)	All periods presented
Madison Small Cap Fund	All periods presented
Madison High Quality Bond Fund	As of and for the years ended October 31, 2015 and 2014, and as of October 31, 2013 and for the period January 1, 2013 through October 31, 2013
Madison Corporate Bond Fund	As of and for the years ended October 31, 2015 and 2014, and as of October 31, 2013 and for the period January 1, 2013 through October 31, 2013
Madison Dividend Income Fund	As of and for the years ended October 31, 2015 and 2014, and as of October 31, 2013 and for the period January 1, 2013 through October 31, 2013

Series	Periods Covered
Madison Investors Fund	As of and for the years ended October 31, 2015 and 2014, and as of October 31, 2013 and for the period January 1, 2013 through October 31, 2013
Madison Mid Cap Fund	As of and for the years ended October 31, 2015 and 2014, and as of October 31, 2013 and for the period January 1, 2013 through October 31, 2013
Madison Northroad International Fund	As of and for the years ended October 31, 2015 and 2014, and as of October 31, 2013 and for the period January 1, 2013 through October 31, 2013
Madison Tax-Free Virginia Fund	As of and for the years ended October 31, 2015 and 2014, as of October 31, 2013 and for the period October 1, 2013 through October 31, 2013, and as of and for the year ended September 30, 2013
Madison Tax-Free National Fund	As of and for the years ended October 31, 2015 and 2014, as of October 31, 2013 and for the period October 1, 2013 through October 31, 2013, and as of and for the year ended September 30, 2013
Madison Hansberger International Growth Fund	As of and for the year ended October 31, 2015, and as of October 31, 2014 and for the period January 1, 2014 through October 31, 2014
Madison Target Retirement 2020 Fund	All periods presented
Madison Target Retirement 2030 Fund	All periods presented
Madison Target Retirement 2040 Fund	All periods presented
Madison Target Retirement 2050 Fund	All periods presented

Milwaukee, WI
February 25, 2016